                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated October 21, 2008 in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Van Kampen High Yield Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 55 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-62115).



                                                         /s/ ERNST & YOUNG LLP
                                                             -----------------
                                                             ERNST & YOUNG LLP

Chicago, Illinois
December 22, 2008